Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT AND CONSENT
TO CREDIT AGREEMENT AND FIRST AMENDMENT TO SECURITY AGREEMENT
THIS FIRST AMENDMENT AND CONSENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO SECURITY AGREEMENT (this “Amendment”) is dated as of November 25, 2015 and is entered into by and among W. R. GRACE & CO., a Delaware corporation (“Holdings”), W. R. GRACE & CO.˗CONN., a Connecticut corporation (the “Borrower”), GRACE GMBH & CO. KG, a limited partnership organized and existing under the laws of Germany, registered with the local court Mainz under number HRA 11357 (the “German Borrower”), ALLTECH ASSOCIATES, INC., an Illinois limited liability company (“Alltech”), each lender from time to time party thereto and GOLDMAN SACHS BANK USA, as Administrative Agent (the “Administrative Agent”) and as Collateral Agent (the “Collateral Agent”), is made with reference to (i) that certain CREDIT AGREEMENT dated as of February 3, 2014 (as amended through the date hereof without giving effect to the amendments and other modifications set forth herein, the “Existing Credit Agreement”) by and among Holdings, Borrower, German Borrower, the Lenders and the Administrative Agent and (ii) that certain Security Agreement dated as of February 3, 2014 (as amended through the date hereof without giving effect to the amendments and other modifications set forth herein, the “Existing Security Agreement”) by and among Holdings, Borrower, Alltech and the Collateral Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Existing Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”).
RECITALS
WHEREAS, the Loan Parties have requested that the Lenders agree to amend certain provisions of the Existing Credit Agreement and the Existing Security Agreement, in each case as provided for herein;
WHEREAS, the Loan Parties have requested that the Lenders consent to the spin-off of Holdings’ and its Subsidiaries’ Construction Products operating segment and Darex Packaging Technologies business substantially as set forth on Exhibit A hereto and all transactions related to effectuating such spin-off (together with any changes to Exhibit A as may be consented to by the Administrative Agent in its sole discretion, the “Spin-Off”);
WHEREAS, subject to the conditions set forth herein, the Lenders party hereto are willing to agree to such amendments relating to the Existing Credit Agreement and the Existing Security Agreement and to consent to the Spin-Off.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

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SECTION I.	AMENDMENTS TO EXISTING CREDIT AGREEMENT

1.1	Section 1.01 of the Existing Credit Agreement is hereby amended by inserting in alphabetical order the following definitions:
“First Amendment” means that certain First Amendment and Consent to Credit Agreement and First Amendment to Security Agreement dated as of November 25, 2015 by and among Holdings, the Borrower, the German Borrower, Alltech Associates, Inc., the Lenders party thereto and the Administrative Agent.
“Spin-Off” has the meaning specified in the First Amendment.
“Spin-Off Effective Date” means the first date all of the conditions precedent set forth in Sections 5.1 and 5.2 of the First Amendment are satisfied or waived.

1.2
Clause (a) of the definition of “Available Amount” appearing in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the number “$100,000,000” appearing therein with the number “$75,000,000”.

1.3	Clause (c) of the definition of “Available Amount” appearing in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(c) (i) the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any Restricted Subsidiary from any Unrestricted Subsidiary or minority investment during the period following the Closing Date through and including the Reference Date and (ii) for purposes of Investments under Section 7.02(m) only, an amount equal to the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any Subsidiary Guarantor from any Restricted Subsidiary that is not a Guarantor without duplication of any amounts included in clause (c)(i) above; plus”

1.4	Clause (i) of the definition of “Available Amount” appearing in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(i) the aggregate amount of any Investments made pursuant to Section 7.02(m), any Restricted Payment made pursuant to Section 7.06(f) and any prepayments of Junior Financings made pursuant to Section 7.13(i)(x) during the period following the Spin-Off Effective Date and ending on the Reference Date;”

1.5
The definition of “Change of Control” appearing in Section 1.01 of the Existing Credit Agreement is hereby amended by (a) deleting clause (ii) thereof and (b) renumbering clause (iii) to be clause (ii).

1.6
Clause (a)(v) of the definition of “Consolidated EBITDA” appearing in Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the words “and the Spin-Off” immediately after the words “including charges, reserves and expense related to the Exit”.

1.7	Clause (a) of the definition of “Maturity Date” appearing in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(a) with respect to each Revolving Facility, November 1, 2020,”

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1.8
Clause (b) of the definition of “Not Otherwise Applied” appearing in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the words “the Loan Documents” appearing therein with “Section 7.02(m), Section 7.06(f), Section 7.13(i)(x) or Section 7.13(i)(y)”.

1.9	The definition of “Permitted Tax Restructuring” appearing in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“‘Permitted Tax Restructuring’ means one or more transactions pursuant to which the Capital Stock of one or more Foreign Subsidiaries is transferred to another Foreign Subsidiary in exchange for equity or debt of the transferee or as a capital contribution to the transferee; provided that none of the Subsidiaries that were not Excluded Subsidiaries prior to such transactions shall become Excluded Subsidiaries as a result thereof.”

1.10
The definition of “Specified Transaction” appearing in Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the words “and the Spin-Off and the related payment of Indebtedness” immediately after the first instance of the words “or after giving ‘Pro Forma Effect’” appearing therein.

1.11	Section 2.05(b)(i) of the Existing Credit Agreement is hereby amended by replacing clauses (A) and (B) thereof with the following:
“(A) commencing for the fiscal year ended December 31, 2017, the Prepayment Percentage of Excess Cash Flow, if any, for the fiscal year covered by such financial statements minus (B) the sum of (1) the amount of any voluntary prepayments of Term Loans made pursuant to Section 2.05(a) during such fiscal year or after fiscal year-end and prior to the time of such prepayment pursuant to this Section 2.05(b)(i) (other than prepayments of Term Loans financed by incurring other long-term Indebtedness (other than revolving loans)), in the case of prepayments pursuant to Section 2.05(a)(iv), with credit given for the actual amount of cash payment, and (2) solely to the extent the amount of the Revolving Commitments are permanently reduced pursuant to Section 2.06 in connection therewith (and solely to the extent of the amount of such reduction), the amount of any voluntary prepayments of Revolving Loans made pursuant to Section 2.05(a) during such fiscal year or after fiscal year-end and prior to the time of such prepayment pursuant to this Section 2.05(b)(i); provided that any payments made after fiscal year-end which reduce the prepayment pursuant to this Section 2.05(b)(i) shall not reduce any required prepayments pursuant to this Section 2.05(b)(i) in any subsequent fiscal year”

1.12	Section 2.14(a)(i)(A) of the Existing Credit Agreement is hereby amended by replacing the number “$500,000,000” appearing therein with the number “$350,000,000”.

1.13
Section 2.14(a)(i) of the Existing Credit Agreement is hereby amended by replacing the words “after giving effect to any determination that the Borrower may make to designate any such Additional Revolving Commitments, Additional Term Commitments and/or Additional Notes as being Incurred pursuant to the General Incremental Availability or Ratio Incremental Availability in its sole discretion” appearing therein with the following:

“it being understood that the Borrower may elect to Incur any such Additional Revolving Commitments, Additional Term Commitments and/or Additional Notes pursuant to the Ratio Incremental Availability prior to the General Incremental Availability, and if both the Ratio Incremental Availability and the General Incremental Availability are available and the Borrower

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does not make an election, the Borrower will be deemed to have elected the Ratio Incremental Availability”

1.14
Section 6.12(b)(i) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows (with deletions of the stricken text (if any) indicated in the same manner as the following example: ~~stricken text~~ and with the insertions of additional text (if any) indicated in the same manner as the following example: bolded and italics text in the cases of amendments that restate or replace provisions or other text):

“within sixty (60) days after such formation, acquisition, designation or Guarantee (or such longer period as the Administrative Agent may agree in its reasonable discretion): (A) cause each such Restricted Subsidiary that is a wholly owned Domestic Subsidiary (other than any Excluded Subsidiary), to duly execute and deliver to the Administrative Agent a Guarantee Agreement or joinder thereto, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, Guaranteeing the Obligations of the Borrower; (B) cause such Loan Party forming or acquiring each such Restricted Subsidiary (other than any Immaterial Subsidiary), to execute and deliver to the Administrative Agent all documentation reasonably required by the Administrative Agent to evidence a perfected pledge of the Capital Stock of such Restricted Subsidiary to be pledged under the Collateral Documents; provided that (1) if such Subsidiary is an Excluded Foreign Subsidiary, shares of Capital Stock of such Subsidiary to be pledged shall be limited to 65% of the outstanding shares of voting Capital Stock and 100% of the outstanding non-voting Capital Stock of such Subsidiary and (2) (I) if such Subsidiary is not a wholly owned Subsidiary to the extent the Organizational Documents or other applicable agreements of such Subsidiary prohibit or require the consent of any Person other than the Borrower and its Affiliates which has not been obtained as a condition to the creation of a Lien on the Capital Stock of such Subsidiary, (II) if such Subsidiary is an Excluded Subsidiary that is not a direct Excluded Subsidiary of a Loan Party or (III) if Applicable Law prohibits the creation of a Lien on the Capital Stock of such Subsidiary, then in each case, no shares of Capital Stock of such Subsidiary are required to be pledged to secure the Obligations; (C) cause each such Restricted Subsidiary that becomes a Guarantor pursuant to the foregoing clause (A) to furnish to the Administrative Agent a description of any Material Real Property owned by such Restricted Subsidiary in detail reasonably satisfactory to the Administrative Agent and the Borrower; (D) cause each such Restricted Subsidiary that becomes a Guarantor pursuant to the foregoing clause (A), to duly execute and deliver to the Administrative Agent Mortgages with respect to Material Real Property, Security Agreement Supplements, Intellectual Property Security Agreements and other Security Agreements, as specified by, and in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (consistent with the Mortgages to be delivered under Section 6.12(c) and Security Agreements, Intellectual Property Security Agreement and other Collateral Documents in effect on the Closing Date), granting a Lien in substantially all personal property of such Restricted Subsidiary that constitutes Collateral and all Material Real Property, in each case securing the Obligations of such Restricted Subsidiary under its Guarantee Agreement; (E) cause each such Restricted Subsidiary that becomes a Guarantor pursuant to the foregoing clause (A) to deliver any and all certificates representing

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Capital Stock of a Restricted Subsidiary (other than any Immaterial Subsidiary) owned by such Restricted Subsidiary, in each applicable case accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments, if any, evidencing the intercompany debt held by such Restricted Subsidiary having a principal amount in excess of $10,000,000, if any, indorsed in blank to the Administrative Agent or accompanied by other appropriate instruments of transfer in accordance with the terms of the Security Agreement; provided, that, in the case of the Capital Stock of any Restricted Subsidiary to be pledged under the Collateral Documents, (1) if such Subsidiary is an Excluded Foreign Subsidiary, shares of Capital Stock of such Subsidiary to be pledged shall be limited to 65% of the outstanding shares of voting Capital Stock and 100% of the outstanding non-voting Capital Stock of such Subsidiary and (2) (I) if such Subsidiary is not a wholly owned Subsidiary to the extent the Organizational Documents or other applicable agreements of such Subsidiary prohibit or require the consent of any Person other than the Borrower and its Affiliates which has not been obtained as a condition to the creation of a Lien on the Capital Stock of such Subsidiary, (II) if such Subsidiary is an Excluded Subsidiary that is not a direct Excluded Subsidiary of a Loan Party or (III) if Applicable Law prohibits the creation of a Lien on the Capital Stock of such Subsidiary, then in each case, no shares of Capital Stock of such Subsidiary are required to be pledged to secure the Obligations; and (F) subject to the limitations set forth in this Section 6.12, Section 6.14 and the other Loan Documents, take and cause such Restricted Subsidiary to take whatever action (including the recording of Mortgages with respect to Material Real Property, the filing of Uniform Commercial Code financing statements (or comparable documents or instruments under other applicable Law) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Mortgages and the other Collateral Documents delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms (except as such enforceability may be (w) limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting creditors’ rights and remedies generally from time to time in effect, (x) subject to capital maintenance rules and general principles of equity, regardless of whether considered in a proceeding in equity or at law (including similar principles, rights and defenses under the law of any other applicable jurisdiction), (y) subject to the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (z) subject to the effect of foreign Laws, rules and regulations as they relate to pledges, if any, of Capital Stock in Foreign Subsidiaries and intercompany Indebtedness owed by Foreign Subsidiaries);”

1.15
Section 6.12(c) of the Existing Credit Agreement is hereby amended to insert “Liens” immediately after the phrase “which Mortgage shall be recorded promptly to create valid and enforceable” appearing therein.

1.16	Section 7.01(b) of the Existing Credit Agreement is hereby amended by replacing the words “Closing Date” appearing therein with the words “Spin-Off Effective Date”.

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1.17	Section 7.02(f) of the Existing Credit Agreement is hereby amended by replacing the words “date hereof” appearing therein with the words “Spin-Off Effective Date”.

1.18	Section 7.02(m) of the Existing Credit Agreement is hereby amended by replacing the number “$200,000,000” appearing therein with the number “$120,000,000”.

1.19	Section 7.02(p) of the Existing Credit Agreement is hereby amended by replacing the number “$250,000,000” appearing therein with the number “$150,000,000”.

1.20	Section 7.02(x) of the Existing Credit Agreement is hereby amended by replacing the number “$50,000,000” appearing therein with the number “$100,000,000”.

1.21
Section 7.02(ee) of the Existing Credit Agreement is hereby amended by replacing the words “Total Leverage Ratio does not exceed 1.75:1.00” appearing therein with the words “First Lien Leverage Ratio does not exceed 1.00:1.00”.

1.22	Section 7.02 of the Existing Credit Agreement is hereby amended by inserting the following text at the end thereof:
“For purposes of determining compliance with this Section 7.02, in the event that an Investment meets the criteria of more than one of the categories of Investments described in clauses (a) through (ee) above, the Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such Investment (or any portion thereof) to the extent such Investment would be permitted to be incurred under such clause at the time of such classification or reclassified, and the Borrower will only be required to include the amount and type of such Investment in one or more of the above clauses; provided that the Borrower shall not be permitted to reclassify any Investment as being permitted under clause (ee) above.”

1.23	Section 7.03(c) of the Existing Credit Agreement is hereby amended by replacing the number “$150,000,000” appearing therein with the number “$90,000,000”.

1.24	Section 7.03(h) of the Existing Credit Agreement is hereby amended by replacing the words “date hereof” appearing therein with the words “Spin-Off Effective Date”.

1.25	Section 7.03(k) of the Existing Credit Agreement is hereby amended by replacing the number “$200,000,000” appearing therein with the number “$120,000,000”.

1.26	Section 7.03(x) of the Existing Credit Agreement is hereby amended by replacing the number “$350,000,000” appearing therein with the number “$250,000,000”.

1.27
Section 7.06(f) of the Existing Credit Agreement is hereby amended by (a) replacing the number “$500,000,000” appearing therein with the number “$400,000,000” and (b) inserting the words “after the Spin-Off Effective Date” immediately after the words “in an aggregate amount”.

1.28
Section 7.06(g) of the Existing Credit Agreement is hereby amended by replacing the words “Total Leverage Ratio shall not exceed 1.75:1.00” appearing therein with the words “First Lien Leverage Ratio shall not exceed 1.00:1.00”.

1.29	Section 7.06 of the Existing Credit Agreement is hereby amended by inserting the following text at the end thereof:

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“For purposes of determining compliance with this Section 7.06, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (a) through (k) above, the Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such Restricted Payment (or any portion thereof) to the extent such Restricted Payment would be permitted to be incurred under such clause at the time of such classification or reclassified, and the Borrower will only be required to include the amount and type of such Restricted Payment in one or more of the above clauses; provided that the Borrower shall not be permitted to reclassify any Restricted Payment as being permitted under clause (g) above.”

1.30
Section 7.13(iv) of the Existing Credit Agreement is hereby amended by replacing the words “Total Leverage Ratio does not exceed 1.75:1.00” appearing therein with the words “First Lien Leverage Ratio does not exceed 1.00:1.00”.

1.31
Schedules 7.01(b), 7.02(f) and 7.03(h) of the Existing Credit Agreement are hereby amended and restated in their entirety in the form delivered to the Administrative Agent on the Spin-Off Effective Date; provided that the form and substance of such schedules are satisfactory to the Administrative Agent.

SECTION II.	AMENDMENT TO EXISTING SECURITY AGREEMENT

2.1	Section 1.01 of the Security Agreement is hereby amended by amending and restating clause (j) of the definition of “Excluded Asset” in its entirety as follows:
“(j)    other than 65% of the outstanding shares of voting Capital Stock and 100% of the outstanding shares of non-voting Capital Stock of any “first tier” Excluded Foreign Subsidiary, stock and assets of Excluded Subsidiaries that have not elected to become Guarantors in accordance with the Credit Agreement;”

SECTION III.	CONSENT

3.1
Subject to the satisfaction of the conditions set forth in Section 5.1 below, and in reliance on the representations, warranties, covenants and other agreements contained in this Amendment and in the other Loan Documents, notwithstanding anything in the Loan Documents to the contrary, each Lender party hereto hereby (i) consents to the Spin-Off, (ii) agrees that any transaction contemplated by the Spin-Off occurring prior to the Spin-Off Effective Date shall be deemed permitted under the Loan Documents and shall not reduce any baskets under any covenant therein, and (iii) consents to the issuance by GCP Applied Technologies Inc., in connection with the Spin-Off, of up to $625 million of senior notes due 2024 (which notes will be required to be mandatorily redeemed in the event that the Spin-Off does not occur on or prior to the 150th day after such notes are issued), but in each case only so long as on the date that the Spin-Off is effective (such date to be no later than November 25, 2016 (the “Outside Date”)), Borrower shall have made (a) a voluntary prepayment of Term Loans pursuant to Section 2.05(a)(i) of the Amended Credit Agreement in an amount no less than $500,000,000 to be applied on a pro rata basis across the U.S. Term Loans, the Euro Term Loans and the Delayed Draw Term Loans and (b) a permanent reduction of (x) U.S. Revolving Commitments on a pro rata basis among U.S. Revolving Lenders in an aggregate amount of $50,000,000 and (y) Multicurrency Revolving Commitments on a pro rata basis among Multicurrency Revolving Lenders in an amount of $50,000,000, in each case pursuant to Section 2.06(a) of the Amended Credit Agreement. Borrower hereby directs the proceeds of the prepayment

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described in clause (a) above to be applied on a pro rata basis to the outstanding principal amount of the U.S. Term Loans, the Euro Term Loans and the Delayed Draw Term Loans. The Lenders party hereto hereby waive compliance with the notice requirements set forth in Section 2.05(a)(i) and Section 2.06(a) of the Amended Credit Agreement with respect to such prepayment and commitment reduction.

3.2
Notwithstanding the foregoing, if the Spin-Off Effective Date does not occur on or before the Outside Date, (a) each Lender party hereto agrees that any transaction contemplated by the Spin-Off occurring prior to the Outside Date shall be deemed permitted under the Loan Documents and (b) each of Holdings and the Borrower hereby agrees to comply with Section 6.12(b) of the Amended Credit Agreement (without giving effect to the 60 day period set forth in Section 6.12(b)(i) of the Amended Credit Agreement) within 30 days of the Outside Date (or such longer period as the Administrative Agent may agree in its reasonable discretion).

SECTION IV.	FEES

4.1
As consideration for the execution, delivery and performance of this Amendment, the Borrower shall pay to the Administrative Agent, on behalf of each Lender who has delivered its signature page to this Amendment on or before the First Amendment Effective Date (as defined below) (each, a “Lender Party” and collectively, the “Lender Parties”), an amendment fee in an amount equal to the sum of (a) 12.5 basis points multiplied by the aggregate outstanding principal amount of such Lender Party’s Term Loans as of the First Amendment Effective Date (immediately prior to giving effect to this Amendment) plus (b) 18.75 basis points multiplied by the aggregate amount of such Lender Party’s Revolving Commitments as of the First Amendment Effective Date (immediately prior to giving effect to this Amendment) (the “Amendment Fees”), which Amendment Fees shall be non-refundable and fully earned and payable on the First Amendment Effective Date.

SECTION V.	CONDITIONS TO EFFECTIVENESS

5.1
This Amendment (other than with respect to Sections 1.2 through 1.4, 1.6, 1.8 through 1.13 and 1.16 through 1.31 hereof) shall become effective as of the date hereof only upon the satisfaction of all of the conditions precedent set forth in this Section 5.1 (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A.
Execution. The Administrative Agent shall have received counterpart signature pages of this Amendment duly executed by the German Borrower, each of the Loan Parties, the Administrative Agent, the Required Lenders and each Revolving Lender.

B.
Fees. The Amendment Fees and all reasonable out-of-pocket fees and expenses required to be paid or reimbursed to Administrative Agent and the Lenders (in the case of legal fees and expenses, limited to reasonable fees, charges and disbursements of one primary counsel for the Administrative Agent and such other local counsel in each Material Real Property jurisdiction as reasonably necessary) to the extent invoiced at least three Business Days prior to the First Amendment Effective Date, shall have been paid in full.

5.2
Notwithstanding anything contained herein to the contrary, the agreements set forth in Sections 1.2 through 1.4, 1.6, 1.8 through 1.13 and 1.16 through 1.31 hereof shall become effective upon the satisfaction of all of the conditions precedent set forth in Sections 5.1 and 5.2 hereof (the date of satisfaction of such conditions being referred to herein as the “Spin-Off Effective Date”):

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A.	Spin-Off. The Spin-Off shall have been consummated.

B.	Term Loan Paydown. The Borrower shall have made the prepayment of Term Loans and the permanent reduction of the Revolving Commitments, in each case as set forth in Section 3.1.

SECTION VI.	REPRESENTATIONS AND WARRANTIES
In order to induce the Administrative Agent and the Lenders to enter into this Amendment and to amend the Existing Credit Agreement in the manner provided herein, the German Borrower and each Loan Party which is a party hereto represents and warrants to the Administrative Agent and the Lenders that the following statements are true and correct:
6.1    Corporate Power, Authority and Authorization of Agreements. Each Loan Party and the German Borrower has the applicable power and authority to execute and deliver this Amendment and perform the terms and provisions of this Amendment, the Amended Credit Agreement and the other Loan Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance by it of each of such Loan Documents. As of each of the First Amendment Effective Date and the Spin-Off Effective Date each Loan Party and the German Borrower has duly executed and delivered this Amendment, and this Amendment upon execution constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights, good faith and fair dealing and by equitable principles (regardless of whether enforcement is sought in equity or at law).
6.2    No Conflict. Neither the execution, delivery or performance by each Loan Party or the German Borrower of this Amendment and the performance by each Loan Party and the German Borrower of this Amendment, the Amended Credit Agreement and the other Loan Documents to which it is a party nor the consummation of the transactions contemplated therein (i) will violate any provision of any requirement of Law applicable to any Loan Party or the German Borrower, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Collateral Documents) upon any of the property or assets of any Loan Party or the German Borrower pursuant to the terms of any material Contractual Obligation of any Loan Party, the German Borrower or any of their Restricted Subsidiaries, (iii) will violate any provision of any Organizational Document of any Loan Party or the German Borrower or (iv) require any approval of stockholders or any approval or consent of any Person (other than a Governmental Authority) except as have been obtained on or prior to the First Amendment Effective Date; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (i), (ii) or (iv) to the extent that such conflict, breach, contravention or payment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.3    Governmental Consents. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the First Amendment Effective Date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution and delivery of this Amendment and the performance of this Amendment, the Amended Credit Agreement or the other Loan Documents to Loan Documents, (ii) the legality, validity, binding effect or enforceability of any such Loan Document, except for those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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6.4    Incorporation of Representations and Warranties from Amended Credit Agreement. After giving effect to this Amendment, the representations and warranties contained in Article V of the Amended Credit Agreement are and will be true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, Material Adverse Effect or similar language shall be true and correct in all respects) on and as of each of the First Amendment Effective Date and the Spin-Off Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, Material Adverse Effect or similar language shall be true and correct in all respects)on and as of such earlier date.
6.5    Absence of Default. As of November 10, 2015, no Event of Default has occurred and is continuing. After giving effect to this Amendment, as of each of the First Amendment Effective Date and the Spin-Off Effective Date, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment or the Amended Credit Agreement that would constitute an Event of Default or a Default.

SECTION VII.	REAFFIRMATION, ACKNOWLEDGMENT AND CONSENT
Each Loan Party and the German Borrower hereby acknowledges that it has reviewed the terms and provisions of the Amended Credit Agreement and this Amendment and consents to the amendments of the Existing Credit Agreement effected pursuant to this Amendment. Each Loan Party and the German Borrower hereby confirms and reaffirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” and “Secured Obligations”, as applicable, under each of the Loan Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document).
Each Loan Party and the German Borrower acknowledges and agrees that, after giving effect to this Amendment, any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and all of its obligations under the Loan Documents shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment or the Amended Credit Agreement. As of each of the First Amendment Effective Date and the Spin-Off Effective Date, each Loan Party and the German Borrower reaffirms each Lien it granted to the Administrative Agent for the benefit of the Secured Parties, and any Liens that were otherwise created or arose under each of the Loan Documents to which such Loan Party or the German Borrower is party and reaffirms the guaranties made in favor of each Secured Party under each of the Loan Documents to which such Loan Party or the German Borrower is party, which Liens and guaranties shall continue in full force and effect during the term of the Amended Credit Agreement and any amendments, amendments and restatements, supplements or other modifications thereof and shall continue to secure the Obligations of the Borrower, the German Borrower and the other Loan Parties under any Loan Document, in each case, on and subject to the terms and conditions set forth in the Amended Credit Agreement and the Loan Documents.
Each Loan Party (other than the Borrower) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Loan Party is not required by the terms of the Existing Credit Agreement or any other Loan Document to consent to the amendments to the Existing Credit Agreement effected pursuant to this Amendment and the Amended Credit Agreement and (ii) nothing in the Existing Credit Agreement, this Amendment, the Amended Credit Agreement or any other Loan Document

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shall be deemed to require the consent of such Loan Party to any future amendments to the Amended Credit Agreement.

SECTION VIII.	MISCELLANEOUS

8.1	Reference to and Effect on the Existing Credit Agreement and the Other Loan Documents.
(a)    On and after the First Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended Credit Agreement.
(b)    Except as specifically amended by this Amendment, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(c)    The execution and delivery of this Amendment and the performance of this Amendment and the Amended Credit Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Existing Credit Agreement or any of the other Loan Documents.
(d)    For the avoidance of doubt, this Amendment shall constitute a Loan Document.
8.2    Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
8.3    Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF. THE PROVISIONS OF SECTION 10.16 OF THE EXISTING CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AS IF FULLY SET FORTH HEREIN.
8.4    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed Consent or counterpart of a signature page of this Amendment by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed Consent or counterpart of this Amendment, as applicable.
8.5    [Reserved].
8.6    Mortgage Amendments. On the First Amendment Effective Date (or such later date as the Administrative Agent may agree in its reasonable discretion), the Borrower shall deliver or caused to be delivered to the Collateral Agent (a) a fully executed Mortgage amendment in respect of each Material Real Property which is subject to a Mortgage immediately prior to the First Amendment Effective Date, which Mortgage amendment shall be recorded promptly, (b) (i) a modification, non-impairment or similar

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endorsement to such title insurance policies, or (ii) a date down endorsement to such title insurance policies, bringing forward the effective date of the applicable title insurance policy and endorsements related thereto to the date of recording of the applicable Mortgage amendment, and in form, scope and amount reasonably satisfactory in all respects to the Administrative Agent, which have been supplemented by such endorsements as shall be reasonably requested by the Administrative Agent and which contain no exceptions to title other than Permitted Liens or exceptions reasonably acceptable to the Administrative Agent, (c) customary written opinions (addressed to Administrative Agent, Collateral Agent and the Lenders) of applicable local counsel with respect to the due authorization, execution and delivery and the enforceability and perfection of the Mortgage amendments and any related fixture filings, and such other matters as Administrative Agent shall reasonably request, and (d) evidence reasonably acceptable to the Administrative Agent of payment by Borrower of all title policy insurance premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage amendments and issuance of the title policies date down endorsements referred to above.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

W. R. GRACE & CO.,
as Holdings

By:    /s/ Hudson La Force III
Name: Hudson La Force III
Title: Chief Financial Officer

W. R. GRACE & CO.-CONN.,
as the Borrower

By:    /s/ Hudson La Force III
Name: Hudson La Force III
Title: Chief Financial Officer

GRACE GMBH & CO. KG,
Represented by its sole general partner Grace GP GmbH,
as the German Borrower

By:    /s/ Dr. David Harthill
Name: Dr. David Harthill
Title: Managing Director (Geschäftsführer)

By:    /s/ Robin Frank Pearce
Name: Robin Frank Pearce
Title: Managing Director (Geschäftsführer)

ALLTECH ASSOCIATES, INC.
as a Guarantor

By:    /s/ Mark A. Shelnitz
Name: Mark A. Shelnitz
Title: Assistant Secretary

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ADMINISTRATIVE AGENT
AND COLLATERAL AGENT:

GOLDMAN SACHS BANK USA,
as Administrative Agent and Collateral Agent

By: /s/ Anna Ashurov
Authorized Signatory

Anna Ashurov
Authorized Signatory

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CONSENTING AND EXTENDING:

_______________________,
as a Revolving Lender

By: ______________________________
Authorized Signatory

Consenting and Extending Revolving Lender Signature Pages on file with the Company

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CONSENTING:

_______________________,
as a Term Lender

By: ______________________________
Authorized Signatory

Consenting Term Lender Signature Pages on file with the Company

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Exhibit A

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